UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2024
Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)
Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean	Virginia	22102-3110
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 903-2000
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2024, Freddie Mac (formally the Federal Home Loan Mortgage Corporation) announced that Diana W. Reid has been appointed as Chief Executive Officer, effective September 10, 2024. Ms. Reid also will become a member of Freddie Mac’s Board of Directors on September 10, 2024.
A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Ms. Reid, age 69, is a seasoned financial services industry executive with 40 years of experience in commercial and residential real estate lending, debt capital markets, and risk management. In 2019, Ms. Reid retired from PNC Financial Services Group, Inc. after 12 years as the executive of its real estate business divisions, including debt and equity for affordable housing, multifamily lending, commercial lending to institutional real estate owners and investors, commercial loan servicing and special servicing, and real estate technology solutions. Ms. Reid currently serves on the board of Welltower, Inc. (a real estate investment trust), which she joined in July 2020, and where she is a member of its Audit and Nominating / Corporate Governance Committees.
Freddie Mac has entered into a Memorandum Agreement with Ms. Reid, which provides for her employment as Chief Executive Officer of Freddie Mac. Ms. Reid’s direct compensation as Chief Executive Officer will consist solely of base salary at the rate of $600,000 per year, pro-rated for the period of service in 2024. Ms. Reid will also be eligible to receive employee benefits, as described in Freddie Mac’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2024 (the 2023 Annual Report). In connection with Ms. Reid’s appointment as Freddie Mac’s Chief Executive Officer, she has been offered relocation benefits to reimburse her for costs incurred associated with relocating to the Washington, DC area. These relocation benefits will be subject to repayment if within two years of receiving benefits Ms. Reid terminates her employment with Freddie Mac for any reason or Freddie Mac terminates her employment due to the occurrence of forfeiture events relating to materially inaccurate information, termination for felony conviction or willful misconduct, gross neglect or gross misconduct, or violation of a post-termination non-competition covenant.
In addition, Freddie Mac will enter into an indemnification agreement with Ms. Reid. A copy of the form of the Indemnification Agreement between Freddie Mac and executive officers is filed as Exhibit 10.27 to Freddie Mac’s Annual Report on Form 10-K filed on February 10, 2022, and is incorporated herein by reference. For a description of these agreements, see the 2023 Annual Report, under the heading “Executive Compensation – Compensation Discussion and Analysis – Written Agreements Relating to NEO Employment – Indemnification Agreements,” which description is incorporated herein by reference.
President and Interim CEO Michael Hutchins will continue as Freddie Mac's President. Mr. Hutchins will leave the Freddie Mac Board of Directors concurrent with Ms. Reid’s appointment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibits listed in the Exhibit Index below are being submitted with this report.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated September 10, 2024, issued by Freddie Mac
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Freddie Mac Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/	Heidi L. Mason
Heidi L. Mason
EVP & General Counsel
Date: September 10, 2024

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Freddie Mac Form 8-K